EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 10/A1 of our report dated December 8, 2016, relating to the financial statements of Helix TCS, Inc., as of December 31, 2015 and 2014 and to all references to our firm included in this Registration Statement.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, Colorado

February 13, 2017